UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2016

Lumber Liquidators Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33767 (Commission File Number)	27-1310817 (I.R.S. Employer Identification No.)

3000 John Deere Road, Toano, Virginia (Address of principal executive offices)		23168 (Zip Code)

Registrant’s telephone number, including area code: (757) 259-4280

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2016, Lumber Liquidators Holdings, Inc. (the “Company”) appointed Martin D. Agard, age 53, as Chief Financial Officer. Mr. Agard’s employment with the Company is expected to begin on or about September 21, 2016. At such time, Gregory A. Whirley, Jr., who was appointed as Senior Vice President, Finance on April 24, 2015 and has been serving as interim Chief Financial Officer since June 1, 2015, will be Senior Vice President, Finance. On September 9, 2015, the Company issued a press release announcing Mr. Agard’s appointment. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated by reference into this Item 5.02.

Prior to his appointment, Mr. Agard most recently served as Senior Vice President and Chief Financial Officer of Kohler Company from April 2013 to October 2015. Prior to April 2013, Mr. Agard served in various roles with Georgia Pacific Corporation since 2001, most recently as Vice President and Treasurer from August 2006 to March 2013.

Mr. Agard was appointed pursuant to the terms of an offer letter agreement, dated August 31, 2016 (the “Offer Letter Agreement”). The Offer Letter Agreement with Mr. Agard provides that Mr. Agard will receive an annual base salary of $435,000. Mr. Agard will be eligible to participate in the Company’s annual bonus plan for executive management, with a target payout of 60% of his annual base salary and the opportunity to earn a maximum of 200% of his target payout. Further, Mr. Agard is eligible for a relocation expense reimbursement of up to $100,000. In addition, Mr. Agard will receive an equity award, consisting of 75% options and 25% restricted stock, with a total cumulative value of $700,000, that vests ratably over four years. Mr. Agard will not be eligible to receive annual equity awards in 2018 or 2019.

Pursuant to the Offer Letter Agreement, if Mr. Agard’s employment is terminated without cause (as defined in the Offer Letter Agreement) within eighteen (18) months of his actual hire date and provided he executes (i) a severance benefit agreement within thirty (30) days of his actual hire date and (ii) a general release and waiver, he will be entitled to salary continuation in the amount equivalent to his base salary in effect as of his termination date for 52 weeks, subject to standard payroll deductions and withholdings.

The foregoing description of the Offer Letter Agreement is qualified in its entirety by reference to the full text of the Offer Letter Agreement, which was been filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.	Other Events

On September 9, 2016, the Company also announced that it has recently hired Christopher Thomsen as Senior Vice President, Chief Information Officer, whose employment began on August 31, 2016. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Offer Letter Agreement with Martin D. Agard, dated August 31, 2016

99.1	Press release dated September 9, 2016

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUMBER LIQUIDATORS HOLDINGS, INC. (Registrant)
Date: September 9, 2016	By:	/s/ Jill Witter
Jill Witter
Secretary and Chief Legal Officer and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter Agreement with Martin D. Agard, dated August 31, 2016

99.1	Press release dated September 9, 2016